                               ASSET PURCHASE AGREEMENT

    AGREEMENT, (hereinafter, together with the Exhibits annexed here to the "Agreement") made and entered into as of the 24th day of February, 1995, by and among Nortech Systems Incorporated, a Minnesota corporation ("Purchaser"), Monitor Technology Corporation, a Minnesota corporation, ("Seller") and C. Paul Pesek, John Dettloff, Jack Lehtinen, Joseph Lloyd, Daniel J. Jones, Michael Wheelock, Timothy J. Kalstad, Thomas J. Tingo, Curtis S. Gustafson, John L. Roudebush, and John F. Lamoureux, who are all of the shareholders (the "Shareholders") of Seller.

    WITNESSETH:

    WHEREAS, Seller owns and operates the Plant located at 2864 Vicksburg Lane, Plymouth, Minnesota 55447 (the "Plant") .

    WHEREAS, Purchaser desires to purchase and acquire all the assets and business of Seller, and Seller is willing to sell said assets and business to Purchaser, upon the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the purchase and sale of the assets and of the premises and the mutual promises, covenants and conditions hereinafter set forth, Seller and Shareholder, jointly and severally, and Purchaser, hereby agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

    As used herein, the following terms shall have the meanings set forth below, and where said meanings are intended, said terms shall be capitalized:

    1.1 "INVENTORY" shall mean all of Seller's inventory and supplies, including parts, supplies, raw materials, work in process, finished goods and goods held for sale to customers.

    1.2 "RECEIVABLES" shall mean Seller's accounts receivable arising from sales of merchandise or services to customers in the ordinary course of Seller's business.

    1.3 "EQUIPMENT" means all of Seller's tangible assets, other than inventory, including but not limited to furniture, machinery, equipment, tooling, computers and the software utilized therewith, and vehicles, specifically including but not limited to the items listed on Exhibit A.

    1.4 "CONTRACTS" shall mean all of Seller's right, title and interest in and to all contracts, commitments and agreements which relate to the Assets or Seller's business, all of which are listed on an Exhibit B attached hereto. Those Contracts which Purchaser elects to acquire as provided herein are referred to as the "Acquired Contracts."

    1.5 "ORDERS" shall mean all Seller's orders. Exhibit C attached hereto lists all of Sellers Orders for the Plant as of the date set forth on said Exhibit.

    1.6 "PERMITS AND APPROVALS" shall mean all licenses, permits, franchises, approvals and authorizations by governmental authorities or third parties held by Seller.

    1.7 "BOOKS AND RECORDS" shall mean all of Seller's books and records relating to the Assets or Seller's business (other than Seller's tax returns) including without limitation, lists of customers and suppliers, and records with respect to pricing, volume, payment history, cost, inventory, machinery and equipment, mailing lists, distribution and customer lists, sales, purchasing and materials, and including any such records which are maintained on computer.

    1.8 "PLANS" shall mean all plans, blueprints, designs, processes, computer programs and related documents, formulae, process sheets, drawings, instructions, machine manuals, any non-expired warranties and guarantees, and similar items used or required by Seller in its business, including, but not limited to, such items used in production of products, such items relating to equipment and its operation, and such items relating to the building and improvements on the Real Estate.

    1.9 "INTELLECTUAL PROPERTY RIGHTS" shall mean all patent copyrights, trademarks, trade names, trade secrets, and knowhow, utilized by Seller, including but not limited to those items listed on Exhibit D attached hereto.

    1.10 "GOODWILL" shall mean all goodwill and business of Seller.

    1.11 "ASSETS" shall mean all of the assets, properties and rights of Seller, including but not limited to cash on hand and on deposit, Inventory, Receivables, Equipment, Acquired Contracts, Orders, Permits and Approvals, Books and Records, Plans, Intellectual Property Rights, and Goodwill.

    1.12 "CLOSING DATE" shall mean the date on which the Closing hereunder is held. The Closing shall be held at 10:00 a.m., then current Minnesota time, on March 1, 1995, or at such other time or date as the parties may mutually agree upon in writing, unless delayed by a party for failure to satisfy conditions precedent to said party's obligations hereunder, in which case Closing shall be held as soon as practicable after such conditions are satisfied.

    1.13 "LIABILITIES AND OBLIGATIONS" shall mean any indebtedness, claim, obligation or liability of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, due or to become due, accrued or not accrued, or

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otherwise.

    1.16 "GUARANTOR" shall mean Myron Kunin.

                                      ARTICLE II
                                  PURCHASE AND SALE

    2.1 PURCHASE PRICE. On the Closing Date, subject to terms and conditions set forth in this Agreement, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase, the Assets, for an amount (the "Purchase Price") equal to the sum of $1,500,000 plus those liabilities of Seller that are assumed by Purchaser pursuant to this Agreement. The parties agree to allocate the Purchase Price among the Assets in accordance with an allocation schedule to be prepared at Closing based upon the results of Purchaser's review or audit of the financial statements of Seller.

    Each of the parties hereto agrees to report this transaction consistently with the foregoing allocation, specifically including for income tax purposes.

    2.2 PAYMENT AT CLOSING. The $1,500,000 portion of the Purchase Price shall be paid as follows:

    (a) By delivery to Seller of 200,000 shares of Purchaser's common stock (the "Nortech Shares") with a guaranteed minimum value one year after Closing of $6 per share, as provided below. The Nortech Shares will be restricted for one year after Closing and shall not be sold or otherwise transferred or encumbered during such one-year period without Purchaser's prior written consent; and

    (b) By delivery to the Escrow Agent of 50,000 shares of Purchaser's common stock (the "Escrow Shares"). The Escrow Shares shall be held by the Escrow Agent pursuant to an escrow agreement in the form attached hereto as Exhibit H.

    (c) Commencing on the anniversary date of Closing and for a 30-day period thereafter, Seller shall have the right to require Purchaser to purchase the Nortech Shares for $1,200,000 (the "Put Option"). The Put Option shall be exercised by Seller, if at all, by giving written notice to Purchaser within the 30-day period referred to above. If Seller does not give such notice, the Put Option shall terminate and be of no further force and effect. The obligation of Purchaser to purchase the Nortech Shares pursuant to the Put Option shall be unconditionally guaranteed by the Guarantor;

    (d) Purchaser shall, within six months after Closing, file a registration statement at its expense under the Securities Act of 1933 covering the Nortech Shares and use its best efforts to cause the Nortech Shares to be registered and available for public distribution by the Seller, without restriction under federal and Minnesota state law, within one
         year after Closing.    Purchaser shall keep the registration effective
         for a period of 24 months after registration to enable the Seller to make a public distribution of the Nortech Shares acquired pursuant to this agreement.

    (e)  Commencing on the        anniversary date of Closing and for a 30-day
         period thereafter, Seller shall have the right to require Purchaser to purchase any Escrow Shares delivered to Seller pursuant to the Escrow Agreement for $6 per share (the"Escrow Put Option"). The Escrow Put Option shall be exercised by Seller, if at all, by giving written notice to Purchaser within the 30-day period referred to herein. If Seller does not give such notice, the Escrow Put Option shall terminate and be of no further force and effect. The obligation of Purchaser to purchase the Escrow Shares pursuant to the Escrow Put Option shall be unconditionally guaranteed by the Guarantor.

    All payments made hereunder are subject to the terms and conditions herein set forth, and will be made by Purchaser in reliance upon the representations, warranties, covenants and agreements contained herein.

    2.3 NO ASSUMPTION OF LIABILITIES. Purchaser shall not assume or become liable for any Liabilities and Obligations of Seller except only those liabilities and obligations expressly assumed by Purchaser pursuant to Section
2.4 thereof.

    2.4 ASSUMED LIABILITIES. At Closing, Purchaser shall execute and deliver to Seller an undertaking wherein Purchaser shall assume and agree to pay or discharge the following:

    (a) All of Seller's liabilities and obligations as of December 31, 1994, which are reflected or reserved against in Seller's balance sheet of that date, but only to the extent so reflected or reserved against;

    (b) All of Seller's liabilities and obligations arising in the ordinary course of its business between December 31, 1994 and the Closing, except those referred to in subdivisions (i), (ii) and (iii) of subparagraph (d) of this section;

    (c) All of Seller's liabilities and obligations arising under Acquired Contracts and all other contracts and commitments entered into in the ordinary course of Seller's business at any time before Closing;

    (d) Purchaser shall not assume or be liable for any liability of Seller in respect of:

         (i)  any profit derived from the sale provided for by this agreement;

         (ii) the payment of any accrued vacation pay owed to any shareholder by Seller.

    2.5  INDEMNIFICATION AGAINST NON-ASSUMED LIABILITIES.     Seller shall
indemnify, defend and hold Purchaser harmless from and against all claims, demands, losses, expenses, and liabilities, including but not limited to reasonable attorneys' fees, arising in any fashion out of any non-assumed Liabilities or Obligations of Seller. This indemnity shall be limited to Purchaser's rights in the Escrow Shares.

    2.6 NON-COMPETE. At the closing, Purchaser and Seller and the Shareholders shall enter into a Non-Compete Agreement in the form of Exhibit E attached hereto, pursuant to which each of Seller and the Shareholders will agree not to compete with Purchaser for a period of five (5) years after the Closing.

                                     ARTICLE III
                                 DELIVERIES BY SELLER

    3.1 SELLER'S DELIVERIES. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Seller shall make the following deliveries:

    (a) Bill of Sale, Assignments, certificates of title, and other instruments of conveyance reasonably requested by Purchaser;

    (b) Any assignments of registered intellectual property such as patents or registered trademarks;

    (c) A current certified search showing all financing statements on file against the Assets, together with appropriate releases or termination statements for any security interests in the Assets;

    (d)  Non-Compete Agreements duly executed by Seller and the Shareholders;

    (e)  The Escrow Agreement duly executed by Seller;

    (f)  All other items or documents necessary or appropriate hereunder.

    3.2 PURCHASER'S DELIVERIES. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Purchaser shall make the following deliveries:

    (a) A certificate for the Nortech Shares in the number determined pursuant to Sections 2.2 and 2.3 above.

    (b)  Purchaser shall execute and deliver the Non-Compete Agreement.

    (c) The guaranty of the Guarantor pursuant to Section 2.2(b) above, in the form as set forth in Exhibit F annexed hereto:

    (d)  The Escrow Agreement duly executed by Purchaser;

    (e)  All other items or documents necessary or appropriate hereunder.

                                      ARTICLE IV
                                       CLOSING

    The Closing hereunder shall take place at the offices of Phillips & Gross, P.A., attorneys for Purchaser, 5420 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, on the Closing Date, or at such other place as may be mutually agreed upon in writing by Purchaser and Seller.

                                      ARTICLE V
                                    INVESTIGATION

    From and after the date hereof and through the Closing Date, Seller shall afford to the officers and representatives of Purchaser free access to the properties and records of Seller in order that Purchaser may have full opportunity to make such investigation at reasonable times as it shall desire of the assets and of the affairs of Seller, and Seller shall provide to Purchaser reasonable assistance in the conduct of said investigation by Purchaser.

                                      ARTICLE VI
                            REPRESENTATIONS AND WARRANTIES
                            OF THE SELLER AND SHAREHOLDERS

    Seller and Shareholders represent and warrant to Purchaser that the following statements are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on said Date.

    6.1 SELLER. Seller is a corporation duly organized and existing and in good standing under the laws of the state of Minnesota and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated, or such business is now conducted. Seller has full power and authority to sell, convey, assign, transfer and deliver the Assets as herein provided, and all corporate and other proceedings necessary to be taken by Seller in connection with the transactions provided for by this Agreement and necessary to make the same effective have been duly and validly taken, and this Agreement has been duly and validly executed and delivered by each of Seller and Shareholders and constitutes a valid and binding obligation of each of Seller and Shareholders enforceable in accordance with its terms.

    Shareholders constitute the only shareholders of Seller, and no other persons or entities hold stock or other equity interests in Seller. Seller does not have any subsidiaries, nor does it have any equity interest in any corporation, partnership, limited liability company, or other business entity.

    6.2 TITLE. Except as set forth on Exhibit G, Seller has good and marketable title to the Assets, free and clear of any mortgages, liens, security interests, pledges, easements or encumbrances of any kind or nature whatsoever. At the Closing, Seller will convey good and marketable title to the Assets to be sold hereunder, free and clear of any and all mortgages, liens, security interests, pledges, easements, or encumbrances of any kind or nature whatsoever.

    6.3 OTHER OPERATIONS. Each of Seller and Shareholders does not have any divisions or other operations, nor do any subsidiaries or other affiliated or controlled corporations or entities of Seller or Shareholders have any divisions or operations, which produce products similar to those sold by Seller.

    6.4 NON-BREACH, ETC. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller and each of Shareholders will not (a) result in a breach of any of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, license or other instrument or obligation (including any "Contracts") to which Seller or each Shareholder is now a party or by which it or any of its properties or assets may be bound or affected, or (b) violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

    6.5 CONTRACTS. Except as listed in Exhibit B, Seller is not a party to any written or oral:

         (i) contract, agreement or understanding for the employment of any officer, consultant, director or

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

                   employee;

         (ii)      contract, agreement or understanding with any labor union;

         (iii) contract, agreement or understanding for the purchase of any materials, supplies or equipment;

         (iv) contract, agreement or understanding for the sale of products or performance of services;

         (v) license or franchise agreement, either as licensor or licensee or franchisor or franchisee, including any related to intellectual property, or distributor, dealership or sales agency contract, agreement or understanding;

         (vi) lease for real or personal property under which Seller is a lessor or lessee, or contract, agreement or understanding to purchase or sell real property or a material amount of personal property;

         (vii) pension, profit-sharing, bonus, deferred compensation, retirement or stock option or stock purchase plan in effect with respect to employees or others;

         (viii) contract or agreement granting to any person the right to use any property or property right of Seller, including any trademark or patent licensing agreement, contract or understanding;

         (ix) plan or contract or other arrangement providing for insurance for any officer, director or employee or member of their families;

         (x)       construction contract;

         (xi) contract or agreement containing covenants by Seller not to compete in any line of business or with any person;

         (xii) joint venture contract or partnership or arrangement or other agreement involving a sharing of profits; or

         (xiii) contract or agreement relating to the borrowing or lending of money by Seller, providing for letters of credit, or providing for any mortgage, lien or security interest upon any of the Assets; or

         (xiv) any guaranties or indemnifications by Seller, except for Seller's obligations resulting from the endorsement of checks deposited for collection;

         (xiv) any contracts calling for payments by Seller in excess of $25,000.00;

         (xvi)     other material contract, agreement or understanding.

    Seller has provided to Purchaser true, current, correct and complete copies of all of the Contracts, including all items specified in the preceding paragraph.

    Seller has performed all obligations required to be performed by it to date under, and Seller and each other party to each Contract is not in default under, each of the Contracts, all of which are in full force and effect. Upon request of Purchaser, Seller shall assign to Purchaser any or all of the Contracts. Except as stated on Exhibit H each of said Contracts are assignable without consent.

    6.6 INVENTORY. The Inventory reflected on the Current Statement is valued at the lower of cost or market and has not been written down since the date of the Interim Statement. The cost of all such inventory is determined using the last-in first-out method, in accordance with generally accepted accounting principles.

    6.7 EQUIPMENT. Except as may be set forth on Exhibit I, all items included in the Equipment are in good condition and repair, ordinary wear and tear excepted.

    6.8 ASSETS COMPLETE, ETC. The Assets which will be acquired by Purchaser at Closing include (i) all Assets used in or necessary for the operation of Seller's business, and (ii) except for assets leased under leases disclosed herein, except for inventory and supplies utilized in the ordinary course of business, and except non-material items of personal property owned by employees, all assets presently located at the Plant. No tooling, fixtures or any manufacturing operation is located other than at the Plant, except that certain tooling is held by third parties ("Tooling Holders") who perform manufacturing operations for Seller as is specified on Exhibit I. There are no contracts, agreements, or understandings with the Tooling Holders except as referenced on
Exhibit 1. At the Closing, Seller will send notices to the Tooling Holders advising them that the Tooling is the property of Purchaser, and will take such other actions as may be reasonably required to give purchaser ownership and control of the tooling held by the Tooling Holders.

    Seller does not lease or otherwise use any property owned by third parties in its operations, except as may occur under leases disclosed as Contracts hereunder.

    6.9 LITIGATION. There are no claims, actions, suits, proceedings or investigations (whether or not purportedly on behalf of Seller) pending or threatened against or affecting Seller or the Assets, or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor has any such action, suit, proceeding or investigation been pending during the three (3)-year period preceding the date hereof; and Seller is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

    6.10 COMPLIANCE WITH LAWS. Seller has complied with, and the Assets comply with, all applicable laws, regulations and orders applicable including without limitation CERCLA, RCRA, MERLA, the Occupational Safety & Health Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and the Refuse Act, and the present uses by Seller of the Assets do not violate any such laws, regulations and orders.

    6.11 INTELLECTUAL PROPERTY. Exhibit D lists all service marks, patents, trademarks, trade names, trademark and trade name registrations, brand names, copyrights and copyright registrations, all pending applications for any of the foregoing, and any other proprietary rights, inventions, trade secrets, or know-how or processes (hereinafter the foregoing are collectively referred to as "Intellectual Property") used in the operation of Seller's business, or owned by Seller, and any licenses granted by or to Seller, and any other agreements to which it is a party, which relate, in whole or in part, to Intellectual Property. Said Exhibit further includes a brief description of the filing, registration or issuance dates of any such Intellectual Property. Seller owns or is licensed to use, all Intellectual Property used by it in the conduct of currently conducted. The use by Seller of any such Intellectual Property, and the conduct by Seller of its business, does not infringe on the rights of any third party, and no claim has been asserted to such effect or otherwise affecting any Intellectual Property of Seller. The Intellectual Property to be assigned, transferred or conveyed to Purchaser hereunder constitutes all the Intellectual Property used by Seller in the conduct of its business, or in connection with the Assets.

    6.12 LABOR CONTROVERSIES. There are no controversies pending or to the best knowledge of Seller, threatened, between Seller and (i) any union or (ii) any of Seller's employees. Seller is not currently subject to (i) any threats of strikes or work stoppages, or (ii) any organizational efforts or demands for collective bargaining or any union organization. Seller is in substantial compliance with applicable labor laws. Seller is not party to any

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

collective bargaining agreements.

    6.13 PENSION AND PROFIT SHARING PLANS; BENEFITS. Seller has no pension or profit sharing plans which cover any of its employees, except as referenced on Exhibit J. All contributions required to be made or accrued prior to the Closing Date to any such plans shall have been paid.

    Exhibit J contains a complete list of all benefit plans and employee benefits provided by Seller to its employees including but not limited to any disability, medical, dental, workers compensation, health insurance, life insurance, vacation, benefits plans, incentive plans, fringe benefit plans and any other material plans, programs, agreements or arrangements which provide benefits to any current or former employee of Seller.

    6.14 CHANGES IN SUPPLIERS AND CUSTOMERS. Seller is not aware of any facts which indicate that any of the customers of Seller intends to cease being a customer of Seller (or intends to not continue as customer with Purchaser after the Closing hereunder), nor is Seller aware of any facts which indicate that any supplier to Seller intends to cease doing business with Seller, or to not do business with Purchaser after the Closing hereunder, whether as a result of the transactions contemplated hereby or otherwise.

    6.15 CONDUCT OF BUSINESS. Since the ending date of the most recent Seller Statement and until the Closing Date, Seller has not and will not have:

    (i) incurred any Liabilities or Obligations (absolute or contingent), except for Liabilities and Obligations disclosed in the Current Statement, or in the Exhibits annexed hereto, and except for such Liabilities and Obligations as have arisen in the ordinary course of business of Seller since the date of the Current Statement, none of which newly arisen Liabilities and Obligations have a material adverse effect upon Seller, the Assets, or Seller's organization, business, properties, or financial condition;

    (ii) mortgaged, pledged or subjected to any lien, charge or other encumbrance, any of the Assets, tangible or intangible;

    (iii) sold or transferred any assets included in the Assets, other than sales of inventory or utilization of supplies in the ordinary course of business;

    (iv) sold, assigned or transferred any Intellectual Property, or other intangible assets of Seller or relating to the Assets or Seller's business, or included in the Assets;

    (v) suffered any extraordinary losses or waived any rights of substantial value relating to Seller's business or the Assets;

    (vi) suffered any damage, destruction or loss to any Assets, whether or not covered by insurance;

    (vii) entered into any transaction involving or relating to Seller's business or the Assets other than in the ordinary course of business;

    (viii) increased the compensation payable, or to become payable by Seller to any of its employees including, but not limited to, any bonus payment or deferred compensation;

    (ix)      made or suffered any amendment or termination of any Contracts;

    (x) increased any benefits to employees of Seller under pension, insurance or other employee benefit programs;

    (xi)      changed its methods of accounting in any respect;

    (xii) acquired a significant portion of the assets or stock of any person or business entity; or

    (xiii)    suffered a termination of, or amended, any license or permit.

    6.16 EMPLOYEES. Seller is not aware that any employees of Seller intend to cease their employment with Seller, whether as a result of the transactions contemplated hereby or otherwise.

    6.17 LICENSES AND PERMITS. All licenses, permits, franchises, approvals and governmental authorizations required for Seller, its business, the Assets, or their operations, are listed on Exhibit K. No other licenses, permits, franchises, approvals or other governmental authorizations are required for Seller, its business, the Assets or their operations as heretofore conducted by Seller. True, current, correct and complete copies of such licenses, permits, franchises, approvals, and governmental authorizations have been delivered by Seller to Purchaser. Seller has performed in all material respects all obligations required to be performed by it to date under, and is not in default under, any such licenses, permits, franchises, approvals, or governmental authorizations or the laws, regulations and requirements of the licensing and permit authorities. All such licenses, permits, franchises, approvals, and governmental authorizations are in full force and effect. Except as set forth on Exhibit K, all such licenses, permits, franchises, approvals, and governmental authorizations will be assigned to Purchaser at the Closing.

    6.18 PLANS. The Plans relating to products produced by Seller are complete and of such quality that competent personnel by use of such Plans can produce, manufacture and assemble such products so that they meet the specifications and requirements applicable thereto.

    6.19 SUPPLIERS. Exhibit L attached hereto lists all significant suppliers of products or services to Seller.

    6.20 PRODUCTS AND WARRANTIES. Except as listed on Exhibit M, all products sold or leased by Seller during the last five (5) years complied, and all finished goods included in Seller's inventory on the Closing Date will comply, with Seller's standard warranties applicable thereto and with all requirements in any applicable agreements of sale as to such products. True, complete and correct copies of Seller's standard warranties have been provided to Purchaser.

    6.21 MATERIAL CHANGE. Since the date of the Current Statement there has been no material change in the condition, financial or otherwise, of Seller, Seller's business, or the Assets from that shown in said Statement, except changes occurring in the ordinary course of business, which changes have not materially adversely affected the Assets, or Seller's organization, business, properties or financial condition.

    No statute, order, judgment, writ, injunction, decree, permit, rule or regulation of any court or governmental or regulatory body has been adopted or entered, or is proposed to be adopted or entered, which may materially and adversely affect Seller, the Assets or the business of Seller. There has been no event or occurrence affecting Seller, the Assets, or the business of Seller which may have a material adverse effect upon Seller's business, prospects or Assets.

    6.22 DISCLOSURE. No representation or warranty made by Seller or Shareholders herein or in any agreements, certificates or documents delivered in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading.

                                     ARTICLE VII
                     REPRESENTATIONS AND WARRANTIES BY PURCHASER


    Purchaser represents and warrants to Seller that the following statements are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on said date:

    7.1 ORGANIZATION AND STANDING. Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of Minnesota.

    7.2 NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) result in a breach of any of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which it or any of its properties or assets may be bound or affected, or (b) violate any order, writ, injunction or decree of any court, administrative agency or governmental body, or (c) conflict with or result in the breach of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of the Purchaser.

    7.3 AUTHORITY. Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and all corporate and other proceedings required to be taken by Purchaser in connection with this Agreement and the transactions contemplated hereby and necessary to make the same effective have been duly and validly taken. This Agreement constitutes a valid and binding obligation of Purchaser and is enforceable in accordance with its terms.

                                     ARTICLE VIII
                               COVENANTS OF THE SELLER

    8.1 ACTION BY SELLER. Seller will not take or permit to be taken any action or do or permit to be done anything in the conduct of its business or otherwise, which would be contrary to or in breach of any of the terms, conditions or provisions of this Agreement, or which would cause any of the representations and warranties of Seller to be untrue as of the Closing Date or any time thereafter. Seller will not enter into any contract or incur any liability the amount of which would exceed $25,000 without the prior consent of Purchaser.

    8.2 FEES. Seller shall pay all fees and disbursements of counsel and accountants for Seller arising in connection with this Agreement and the transactions contemplated hereby.

    8.3 FURTHER ASSURANCES. On the Closing Date, and from time to time thereafter, at the request of Purchaser, Seller will execute and deliver to Purchaser all such assignments, endorsements and other documents, and take such other action as Purchaser may reasonably request in order more effectively to transfer and assign to Purchaser the Assets transferred to Purchaser pursuant to this Agreement, to confirm the title of Purchaser thereto and to assist

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

Purchaser in exercising its rights with respect thereto and under this Agreement.

    8.4 NON-COMPETE AGREEMENT. At the Closing, Purchaser and Seller shall enter into the Non-Compete Agreement in the form of Exhibit E annexed hereto.

                                      ARTICLE IX
                                NO BROKERS OR FINDERS


    Seller and Purchaser represent and warrant to each other that each did not directly or indirectly engage any person, corporation or partnership to bring about the consummation of the transactions contemplated herein, and, that no person, corporation or partnership is entitled to a broker's commission, finder's fee or any similar compensation upon the consummation of the transactions contemplated herein. If this representation and warranty is breached by either Seller or Purchaser, the breaching party shall indemnify and hold harmless the other party from any and all claims, demands, liabilities and obligations (and any and all expenses and costs incurred in connection with or in defending against the same), which may arise due to any third party's claim as a broker or finder.

                                      ARTICLE X
                          CONDITIONS PRECEDENT OF PURCHASER

    The obligations of Purchaser hereunder are subject to the conditions that, on or before the Closing Date:

    10.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of Seller and Shareholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the Closing Date as though such representations and warranties were made at and as of such date.

    10.2 COMPLIANCE WITH THE AGREEMENT. Seller and Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

    10.3 DELIVERIES. The documents required under Article 3.1 hereof shall be tendered by Seller for delivery to Purchaser at the Closing.

    10.4 INJUNCTION. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

    10.5 CASUALTY. Prior to the Closing Date, the business and the Assets of Seller, or any portion thereof, shall not have been adversely affected in any material way as a result of any fire, accident, flood or other casualty or act of God or the public enemy.

    10.6 ADVERSE DEVELOPMENT. There shall have been no developments in the business of Seller, or in the Assets, between the date of the Interim Statement and the Closing Date which would have a materially adverse effect on Seller's business or the Assets.

    10.7 NON-COMPETE AGREEMENT. The Non-Compete Agreement (Exhibit E) shall have been executed and delivered by Seller and Shareholders to Purchaser.

    10.8 INVESTIGATIONS. Purchaser shall be satisfied with the results of its legal, accounting, business, environmental and other due diligence review of Seller's business and the Assets. Without limiting the generality of the foregoing, an environmental inspection of the Assets shall have been completed on behalf of Purchaser, and the results of said inspection shall be satisfactory to Purchaser, in its sole discretion.

                                      ARTICLE XI
                          CONDITIONS PRECEDENT OF THE SELLER

    The obligations of the Seller hereunder are subject to the conditions that, on or before the Closing Date:

    11.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of Purchaser contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby, shall be true on and as of the Closing Date as though such representations and warranties were made at and as of such date.

    11.2 PURCHASER'S COMPLIANCE WITH THE AGREEMENT. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

    11.4 INJUNCTION. There shall be no effective injunction, restraining order or order of any nature issued by a court of competent jurisdiction which shall direct that this Agreement, or any of the transactions provided for herein, not be consummated as herein provided.

                                     ARTICLE XII
                                   INDEMNIFICATION

    12.1 INDEMNIFICATION. Seller and Shareholders hereby agree that, notwithstanding the Closing, the delivery of instruments of conveyance, and regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party hereto may have in respect thereof, Seller and the Shareholders will for a period of one (1) year after Closing indemnify, save and hold Purchaser harmless from and against any and all liabilities, losses, damages, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorney fees and other costs and expenses incident to any suit, action or proceeding) arising out of or resulting from and will pay to Purchaser the amount of damages suffered thereby together with any amount which it may pay or become obligated to pay on account of:

    (a) the breach or inaccuracy of any warranty or representation by Seller or Shareholders herein or any misstatement of a fact or facts herein made by the Seller or Shareholders;

    (b) the failure by Seller or Shareholders to state or disclose a material fact herein necessary in order to make the facts herein stated or disclosed not misleading;

    (c) any failure of the Seller or Shareholders to perform or observe any term, provision, covenant or condition hereunder on the part of any of them to be performed or observed; or

    (d) any act performed, transaction entered into, or state of facts suffered to exist by Seller or Shareholders in violation of the terms of this Agreement.

    The liability of Seller and Shareholders under this indemnification shall be limited to Purchaser's rights in the Escrow Shares.

                                     ARTICLE XIII
                        NATURE AND SURVIVAL OF REPRESENTATIONS

    All statements contained in any documents, certificates or other instruments delivered by or on behalf of Seller or Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by Seller or Purchaser hereunder. All representations and warranties and agreements made by Seller or Purchaser in this Agreement or in any documents, certificates, or other instruments delivered pursuant hereto shall survive the Closing hereunder (and any investigation at any time made by or on behalf of Seller or Purchaser).

                                   ARTICLE XIV
                                     NOTICES

    All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first-class postage prepaid:

    (a)  To the Seller or Shareholders:

                 Monitor Technology Corporation
                 2284 Vicksburg Lane
                 Plymouth, Minnesota 55447
                 Attention:
                           --------------------------

    with a copy thereof to:

                 ------------------------------------
                 ------------------------------------
                 ------------------------------------

    (b) To Purchaser:

                 Nortech Systems Incorporated
                 641 East Lake Street, Suite 234
                 Wayzata, Minnesota 55391
                 Attention: Quentin Finkelson, President

    with a copy thereof to:

                 Bert M. Gross
                 Phillips & Gross, P.A.
                 5420 Norwest Center
                 90 South Seventh Street
                 Minneapolis, Minnesota 55402

    or to such other address or to such other person as Purchaser or Seller shall have last designated by notice to the other.

                                    ARTICLE XV
                                   MODIFICATION

    This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

                                   ARTICLE XVI
                                     EXPENSES

    Whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall pay its own expenses incurred in connection with the authorization, preparation, execution or performance of this Agreement and all transactions contemplated hereby, including without limitation all fees and expenses of agents, representatives, counsel and accountants.

                                   ARTICLE XVII
                                    ASSIGNMENT

    This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

                                  ARTICLE XVIII
                             MINNESOTA LAW TO GOVERN

    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota.

                                   ARTICLE XIX
                                   COUNTERPARTS

    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                    ARTICLE XX
                                     HEADINGS

    The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision thereof. Reference to numbered "articles," "sections," "paragraphs" and "subparagraphs," and to lettered "Exhibits" refer to articles, sections, paragraphs and subparagraphs of this Agreement and Exhibits annexed thereto.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                  NORTECH SYSTEMS INCORPORATED

                                  /s/ Quentin E. Finkelson
                                  -----------------------------
                                  By: Quentin E. Finkelson
                                  Its President, Chairman and
                                  Chief Executive Officer



                                  MONITOR TECHNOLOGY CORPORATION


                                  /s/ (Illegible)
                                  --------------------------------
                                  By: (Illegible)
                                  Its Chairman

                                  SHAREHOLDERS

                                  /s/   C. Paul Pesek
                                  --------------------------------
                                  C. PAUL PESEK


                                  /s/   John Detloff
                                  --------------------------------
                                  JOHN DETLOFF



                                  /s/   Jack Lehtinen
                                  --------------------------------
                                  JACK LEHTINEN



                                  /s/    Joseph A. Lloyd
                                  --------------------------------
                                  JOSEPH LLOYD



                                  /s/    Daniel J. Jones
                                  --------------------------------
                                  DANIEL J. JONES


                                  --------------------------------
                                  MICHAEL WHEELOCK



                                  --------------------------------
                                  TIMOTHY J. KALSTAD



                                  --------------------------------
                                  THOMAS J. TINGO



                                  --------------------------------
                                  CURTIS S. GUSTAFSON


                                  --------------------------------
                                  JOHN L. ROUDEBUSH


                                  --------------------------------
                                  JOHN F. LAMOUREUX




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